UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 22, 2012

Cimarex Energy Co.

(Exact name of registrant as specified in charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1700 Lincoln Street, Suite 1800
Denver, Colorado 80203-45182
(Address of principal executive offices, including zip code)

(303) 295-3995
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                     Material Modification to the Rights of Security Holders.

The shareholder rights plan of Cimarex Energy Co. (the “Company”) expired on February 22, 2012 with the expiration of the outstanding rights to purchase shares of the Company’s Series A Junior Participating Preferred Stock (the “Rights”) under the Rights Agreement dated as of February 23, 2002, between the Company (as successor in interest to Helmerich & Payne Exploration and Production Co.) and UMB Bank, N.A. (the “Rights Agreement”).  The Rights expired by their own terms and the Company’s Board of Directors has decided not to extend the expiration date.  As a result, each outstanding share of the Company’s common stock, par value $0.01 per share, is no longer accompanied by a Right and the Rights Agreement is of no further force or effect.  The foregoing description of the terms of the Rights Agreement and the Rights issued thereunder is qualified in its entirety by reference to the full text of the Rights Agreement included as Exhibit 4.2 to the Company’s Registration Statement on Form S-4 filed May 9, 2002 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: February 27, 2012	By:	/s/ Thomas A. Richardson
Thomas A. Richardson,
Vice President- General Counsel